CONFIDENTIAL MATERIAL OMMITTED AND FILED SEPARATELY WITH THE
     SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMMISSIONS.

                                                                    July 22,1999

Mr. Daniel M. Bell
President and Chief Executive Officer
Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive, 25th Floor

Miami, FL 33131

                  Re:   CO-PROMOTION COLLABORATION
                        --------------------------

Dear Mr. Bell:

         This letter sets forth terms and conditions by which Kos
Pharmaceuticals, Inc. ("Kos"), and Knoll Pharmaceutical Company ("Knoll") shall participate in a Co-Promotion Collaboration (the "Agreement") for the promotion and marketing of Knoll's Mavik/registered mark/ (trandolapril) and Tarka/registered mark/ (trandolapril/verapamil hydrochloride ER) tablets (collectively, the "Products").

1.       PURPOSE, DESIGNATION AND TERRITORY

         a.       Purpose

                  Knoll and Kos desire to enter this Agreement to work cooperatively in the United States, its territories and its possessions (hereinafter the "Territory") to (i) develop marketing and sales strategies for the Products, (ii) prepare promotional and sales materials for the Products, (iii) market and promote the Products, (iv) educate healthcare providers regarding the Products, (v) furnish physician support with respect to the use of the Products, (vi) represent the Products at conventions and conferences, (vii) maintain relationships with key thought leaders to maximize Product awareness, (viii) provide administrative support for the marketing and distribution of the Products, and (ix) conduct any other activities necessary or appropriate for the promotion of the Products (collectively, the "Collaboration Objectives"). By leveraging their respective organizational strengths, the parties intend to build a creative, synergistic and cost-effective program for the successful promotion and sale of the Products. The parties shall seek to achieve the Collaboration Objectives in accordance with a marketing plan for the Products which shall include the objectives, strategies, and financial targets and the tactics

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

                  necessary for the parties to achieve such financial targets (collectively, the "Marketing Plan").

         b.       Designation

                  Knoll hereby designates Kos, and Kos hereby accepts such designation, as Knoll's exclusive co-promoter for the marketing and sale of the Products and ****************************************************** within the Territory. Kos' designation as co-promoter shall not restrict Knoll's right to promote and sell the Products in the Territory during the term of this Agreement.

2.       COLLABORATION MANAGEMENT

         a.       Marketing Committee

                  Kos and Knoll shall form a marketing committee (the "Marketing Committee"), which shall be responsible for the ongoing management of the collaboration and achievement of the Collaboration Objectives. The Marketing Committee shall be chaired by *******************. The Marketing Committee shall consist of a core membership of three to four representatives from Kos and Knoll respectively, including the Marketing or Product Manager from each company. The attendance of AD HOC representatives or invitees may be necessary on a regular or temporary basis. The parties shall bear their own expenses in connection with attending Marketing Committee meetings.

                  The Marketing Committee shall meet periodically, but no less than three (3) times per calendar year, at dates, times and locations mutually agreeable to the parties. Meetings of the Marketing Committee may be conducted in person, or by video- or tele-conference.

                  It is the intention of the Parties that the Marketing Committee shall seek to reach consensus on major issues related to the Marketing Plan and its execution. All marketing disputes shall be resolved by the ******** chairperson.

                  The Marketing Committee shall be responsible for (i) approving the Marketing Plan and financial targets for the Products;
                  (ii) establishing and implementing policies, programs, and procedures; (iii) developing and monitoring the performance metrics related to the Marketing Plan, including without limitation, sales, prescriptions, pricing, expenses, call plan, professional education programs, etc.; and (iv) accounting for all expenses by each party and reporting such information pursuant to the terms of the Agreement.

                  The Marketing Committee shall work diligently to manage all expenses, including the cost of samples, in a cost-effective manner.

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

         b.       Product Rights

                  Except for the co-promotion rights provided to Kos hereunder, all patent, intellectual, brand, distribution and other rights relating to the Products shall be and are hereby retained by Knoll.

3.       KNOLL DUTIES AND RESPONSIBILITIES

         a.       General

                  Knoll shall be responsible for activities necessary to commercialize the Products, including without limitation, maintaining all regulatory approvals, manufacturing the Products in accordance with FDA approved specifications, managing the Products' order fulfillment process, handling all post-sale compliance and reporting obligations, and receiving and addressing all medical inquiries.

         b.       Promotion and Marketing

                  In accordance with the Marketing Plan, Knoll shall devote its resources to promote and market the Products in the Territory. As part of this effort and in accordance with the Marketing Plan, Knoll, *****************, shall not do less than the following:

                  (1) Maintain a Marketing Manager for the Products who shall serve as a member of the Marketing Committee, be responsible for and dedicated to the promotional and marketing activities of the Products at the direction of the Marketing Committee, develop the Marketing Plan, and act as the primary contact for Knoll's product marketing group. The Marketing Manager shall assure the development of the Marketing Plan in sufficient time as to permit its review and approval by the Marketing Committee by ******************** of each calendar year during any part of which the Agreement shall be in effect (an "Agreement Year"). For the 1999 Agreement Year, Knoll will develop and submit to Kos a launch plan by July 23, 1999.

                  (2) Develop and co-ordinate professional education initiatives, including development of strategy, identifying and training faculty, providing logistical support, sponsoring symposia and publications, and other related duties and responsibilities set out in the Marketing Plan.

                  (3) As part of Knoll's responsibility to seek reimbursement for the Products, continue to include the Products in the promotional efforts of its Account Executives, and to develop and implement contracting strategies to encourage formulary acceptance.

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

                  (4) Appoint such other persons as may be necessary to fulfill Knoll's obligations under the Marketing Plan.

                  (5) Pursuant to the direction of the Marketing Committee, fund and manage the identified promotional and educational programs and agencies utilized to execute marketing programs, educational programs, and other tactical sales and marketing initiatives agreed upon in the Marketing Plan. Funding by Knoll for such programs and initiatives shall be, on an annual basis, ******************************************************.

                  (6) Actively and fully participate, as specified in the Marketing Plan, in the promotion, marketing, education, advertising, planning and sales activities necessary to distribute and sell the Products.

                  (7) Provide initial Product training, including personnel and materials, to Kos at its national sales training meeting, and thereafter provide training materials and technical support as such relates to the promotion of the Products to enable Kos to maintain the ongoing training of its personnel.

         c.       Product Support

                  As part of Knoll's commercialization and promotional duties, Knoll shall be responsible for the following:

                  (1) Packaging, labeling, warehousing and distributing the Products.

                  (2) Using reasonable commercial efforts to maintain inventory at sufficient levels to assure timely delivery of Products.

                  (3) Accepting orders, invoicing distributors or customers, handling reimbursement matters and supervising collection activities.

                  (4) Providing customer service activities, furnishing medical information services, and satisfying all regulatory filing requirements.

                  (5) Seeking reimbursement for the Products.

         d.       Product Pricing and Terms

                  Kos and Knoll will collaborate on the pricing and terms of sale for the Products. Knoll shall give due consideration to Kos' input; but Knoll shall retain, in all instances, sole discretion in establishing the Products' price, and policies with respect to sales terms.

4.       KOS DUTIES AND RESPONSIBILITIES

         a.       General

                  Kos shall establish the promotion and marketing of the Products in the Territory as an important corporate priority, and Kos shall devote its resources to promote and market the Products in the Territory in accordance with the Marketing Plan.

         b.       Promotion and Marketing

                  As part of Kos' promotion and marketing obligation, and in accordance with the Marketing Plan, Kos, *********************************, shall not do less than the following:

                  (1) Appoint a Marketing Manager for the Products who shall serve as a member of the Marketing Committee, be responsible for and dedicated to the Products' promotional and marketing activities at the direction of the Marketing Committee, and act as the primary contact to Knoll's product marketing group.

                  (2) Appoint such other persons as may be necessary to fulfill Kos' obligations under the Marketing Plan, including but not limited to implementing, through the use of its personal promotion efforts, the professional education and managed care pull through initiatives developed and coordinated by Knoll, as specified in the Marketing Plan.

                  (3) Maintain and train adequate sales representation in the Territory to promote the Products and to execute the Sales Call Plan established at paragraph 4(c) herein, and develop and implement a sales compensation system, the elements of which will be determined in ************ sole discretion. Such sales compensation system shall be appropriately and sufficiently weighted as to be consistent with and supportive of Kos' obligations under the Agreement.

                  (4) Furnish sufficient training so that each Kos sales representative which makes a Product Call is trained and knowledgeable regarding the Products.

                  (5) Maintain a material presence and prominently promote the Products at the conferences and meetings in the Territory which Kos plans to attend in accordance with the Marketing Plan. For those conferences and meetings which Kos will not attend, to the extent determined by the Marketing Committee, Kos shall provide personnel to assist Knoll.

         c.       Sales Call Plan

                  (1) During each Agreement Year, in addition to any sales calls Knoll may make, Kos shall make a minimum of *********** primary details, ************** of which shall be to ****************************************** as defined by
                  Knoll, and the

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


                  remaining primary details shall be determined by applying the "Methodology for Defining Targeted Prescribers" set forth in Attachment B, which is attached hereto and incorporated herein. In Agreement Years 1999 and 2004, the number of primary details shall be prorated to reflect the number of months in each such Agreement Year. By way of example, if Kos commences promotion effective on August 1, 1999, Kos shall be responsible to make 5/12th of **************** primary details for the 1999 Agreement Year. In the 2004 Agreement Year, Kos shall be responsible to make 6/12th of ***************** primary details.

                  A "primary detail" shall mean a completed sales presentation (as generally understood throughout the Pharmaceutical industry) of either Mavik or Tarka occupying at least ******of the detail time and emphasis, and shall not include sample drops.

                  (2) Kos shall be solely responsible for all costs associated with the management of its sales representatives, including, without limitation, all salaries, benefits, commissions, bonuses and incentive compensation, travel and entertainment, training and meeting costs, automobiles and related expenses, and all other costs associated with maintaining a sales force such as *****************************************************.


5.       PAYMENTS AND COMMISSIONS

         a.       Compensation to Kos

                  (1) Knoll shall book all sales of the Products, and shall compensate Kos based on the combined Commissionable Revenues for each Product pursuant to the commission schedule ("Commission Schedule") set out in Attachment A, which is attached hereto and incorporated herein. The Commissionable Revenues for each Product shall be defined as:

                          ******************************************************

                  Kos shall purchase ************************* data for each Product. The Annual Multiplier shall be as follows:

                           AGREEMENT YEAR            ANNUAL MULTIPLIER

                              1999                          ****
                              2000                          ****
                              2001                          ****
                              2002                          ****
                              2003                          ****
                              2004                          ****

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

                           Knoll will track the performance of the Products at
                  the end of each quarter of each Agreement Year, and will annualize Commissionable Revenues for the Agreement Year based upon actual Commissionable Revenues year to date (the "Projected Annualized Sales"). At the conclusion of, and within thirty (30) days of the availability of the ******************* for, each of the first three (3) quarters of an Agreement Year, Knoll shall determine the amount to be paid to Kos (the "Compensation") by applying the Commission Schedule to the Projected Annualized Sales. For the second and third quarters of any Agreement Year, Knoll shall adjust the Compensation to reflect any increase or decrease in Projected Annualized Sales from the previous quarter. Attachment A sets forth examples of the application of the Compensation Schedule to Projected Annualized Sales. Within thirty (30) days of receipt of the ********************* following the end of an Agreement Year, Knoll shall pay to Kos, or Kos reimburse Knoll, the difference between the compensation due on the actual Commissionable Revenues for that Agreement Year and the Compensation the Commission Schedule to the Projected Annualized Sales that shall have been paid to Kos over the previous three quarters of such Agreement Year.

                  (2) For the 1999 Agreement Year, Knoll shall compensate Kos at the end of the third quarter based on Projected Annualized Sales of the year and at the end of 1999 based on actual Commissionable Revenues for the full Agreement Year.

                  (3) Notwithstanding anything to the contrary in Section 5.a.(1) hereinabove, for the Agreement Year 2004, Knoll shall compensate Kos an amount determined by applying the Compensation Schedule to the product of ****************** the actual Commissionable Revenues for the Products through ***************** and dividing the resultant amount by ***** to reflect Kos' participation for 6/12th of the 2004 Agreement Year. There shall be no further reconciliation of the amount of compensation made to Kos.

                  (4) In the event that Knoll substantially increases its amount of personal promotion or substantially decreases its managed care initiatives beyond current levels, the parties shall negotiate in good faith a revised compensation structure to reflect the changes in promotional efforts by Knoll.

                  (5) Kos acknowledges and agrees that it shall be solely responsible for paying the appropriate amount of any and all federal, state, and local taxes with respect to all compensation paid pursuant to this Agreement, and that Knoll shall have no responsibility whatsoever for withholding or paying any such taxes for or on behalf of Kos.

         b. "Net Sales" shall mean the gross invoiced sales for the Products sold or otherwise disposed of in an arm's length transaction to a third party, minus the sum of

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

                  **************************************************************
                  ******.

         c.       Expenses

                  Each party shall bear its own expenses for performing its obligations and conducting its activities as required under the Agreement, subject to 5(d) hereinbelow.

         d.       Advertising & Promotion/Samples

                  Kos shall support the Advertising and Promotional (A&P) effort by contributing to the purchase of product samples in the following minimum amounts in each year of the Term of the agreement:

                               1999     ******************
                               2000     ******************
                               2001     ******************
                               2002     ******************
                               2003     ******************
                               2004     ******************

                  Samples shall be ordered no less than ********* in advance. A ***** rolling forecast for samples shall be established, with the first ******** forecast being firm, and the ************* being a good faith estimate by the Marketing Committee of its anticipated needs. The price to be paid by Kos for samples of the Products shall be ****************. Samples will be shipped F.O.B. to a location of Kos' choice, and shall
                  *********************.

                  In the event Kos' contribution in any Agreement Year exceeds the sample expenditure as determined by the Marketing Committee, the excess dollars shall be applied to ************************* by the Marketing Committee. In the event Kos' sample purchase in any Agreement Year exceeds the A&P contribution amount designated hereinabove for such Agreement Year, Kos shall be permitted to apply such excess A&P contribution, up to a *********************** of the following Agreement Year's designated A&P contribution amount, to such following Agreement Year.

                  For the 1999 Agreement Year, Kos shall be permitted to apply toward its required A&P contribution up to ************ of the direct costs and expenses (including basic hotel room and associated taxes and group meals, for Knoll attendees, but excluding their incidental expenses) incurred to conduct a national sales training meeting on the Products.

         e.       Right to Audit

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

                  (1) During the Term of this Agreement and for one (1) year thereafter, (a) Kos shall have the right, at its expense, to have audited Knoll's records for the sole purpose of confirming Knoll's A&P expenditures for the Products, and Knoll's calculation of Commissionable Revenues and (b) Knoll shall have the right, at its expense, to have audited Kos' records for the sole purpose of confirming Kos' sales force activity for the promotion of the Products, and Kos' A&P expenditure for the Products, other than for samples.

                  (2) Such audits shall be limited to not more than once in any calendar year and shall be further limited in scope to the year immediately last past.

                  (3) Such audits shall be conducted by an independent auditing or accounting firm chosen by the auditing party and agreed to by the audited party, such agreement not to be unreasonably withheld.

6.       DISPUTE RESOLUTION

         a.       Internal Review

                  The ************ chairperson shall
                  ****************************. Any other matter that can not be resolved by the Marketing Committee, including any disputes or claims arising out of the Agreement, shall be submitted for resolution to the Presidents of Kos and Knoll respectively, or their designees.

         b.       Judicial Recourse

                  If a matter or dispute can not be resolved by the Presidents of Kos and Knoll within thirty (30) days, either party shall have the right to seek any and all remedies available at law or in equity.

7.             TERM AND TERMINATION

         a.       Term

                  The initial term of the Agreement shall commence on the date this Agreement shall have been signed by both parties and shall expire on June 30, 2004, unless terminated earlier pursuant to the Agreement (the "Term"). Promotion of the Products by Kos shall commence during the first week of August, 1999.

         b.       Renewal

                  With the mutual written consent of Knoll and Kos, the Agreement may be extended for one or more additional years. If, at the end of the initial Term, Knoll or Kos chose not to extend the Term, the Agreement shall terminate automatically and without penalty.

         c.       Termination

                  (1) Kos or Knoll shall have the right to terminate the Agreement upon the occurrence of any of the following events:
                  (i) the other party commits a material breach of the Agreement, and such breach is not cured within thirty (30) days following receipt of notice thereof; (ii) the bankruptcy or insolvency, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other party; or initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such party's property which is not discharged within ninety
                  (90) days, (iii) the FDA withdraws marketing approval for one or both Products; (iv) any merger, or consolidation with, or sale to a third party of the businesses to which this Agreement relates by either party; or (v) pursuant to 7(d) hereinbelow.

                  (2) Knoll shall have the right to terminate the Agreement if unforeseen clinically significant safety and/or efficacy issues materially affecting either of the Products' sales become known.

         d.       Minimum Sales

                  The parties hereby establish that the combined Commissionable Revenue target for the Products for the year 2000 is *********** dollars ****************. If Kos promotes in good faith the Products in accordance with the Marketing Plan approved by the Marketing Committee, and the Commissionable Revenue for calendar year 2000 shall be less than ************ of such Commissionable Revenue target, either party may terminate the Agreement by written notice no later than ************. Upon the receipt of a notice of termination under this Section 7(d), the non-terminating party shall by notice to the terminating party be entitled to require the terminating party to continue its performance under the Agreement for a period not to exceed 90 days.

         e. The parties agree that, in the event in any Agreement Year after the year 2000, the combined Commissionable Revenue for the Products does not exceed
                  *************************************, and provided Kos shall have promoted the Products in good faith and in accordance with the Marketing Plan approved by the Marketing Committee, Kos shall be permitted to terminate the Agreement by written notice to be delivered no later than ********* of the following Agreement Year.

         f. In the event of early termination other than for a material breach of the Agreement by Kos, Kos shall be compensated in an amount calculated by applying the rate of compensation set forth in Attachment A to the prorated (up to the effective date of termination) Projected Annualized Sales at the time of termination. There shall be no further reconciliation of the amount of compensation so made thereafter.

         g. Upon termination of this Agreement, Kos shall return to Knoll all product samples, sales and promotional and communication materials, marketing plans and reports and other tangible items provided to Kos by Knoll pursuant to the terms and intent of this Agreement. In the event Kos terminates the Agreement pursuant to Section 7.c(1)(i) hereinabove, or either party terminates the Agreement pursuant to Section 7.c(1)(iii) or Section 7.c(2) hereinabove, Knoll shall reimburse Kos the actual cost paid to Knoll of all samples of the Product(s) in Kos' possession as of the effective date of termination.

         8.       REGULATORY MATTERS

         a. All regulatory matters in the Territory regarding the Products shall remain under the exclusive control of Knoll.

         b. Kos shall not without the consent of Knoll, unless so required by law, correspond or communicate with the FDA or with any other governmental authority, concerning the Products, or otherwise take any action concerning any authorization or permission under which any of the Products are sold. Kos shall provide to Knoll, upon receipt, copies of any communication from the FDA or other governmental authority related to the Products. If Kos is advised in writing by its counsel that it must communicate with the FDA or other governmental authority, then Kos shall so advise Knoll and Kos shall if the law permits comply with any and all reasonable direction of Knoll concerning any meeting or communication with the FDA or other governmental authority.

         c. Contemporaneously with the execution of this Agreement, the parties shall execute the Adverse Event Processing and Exchange Agreement ("AE Agreement"), attached hereto and incorporated herein as Attachment C.

         d. In addition to the AE Agreement's requirements with respect to the safety and efficacy of the Products, each party shall inform the other party of any Product Quality complaint received. A Product Quality Complaint shall be defined as any complaint that questions the purity, identity, potency or quality of the Products, or either one of them, their packaging or labeling.

         e. Each party further agrees to promptly notify the other party of any and all events that could affect the marketing of the Products, including, without limitation, any notification or other information which it receives (directly or indirectly) from the FDA or any other governmental authority, any information on new or existing products competitive to the Products, or any information which indicates or suggests potential for liability arising from the marketing or sale of the Products.

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

         f. Each party agrees to immediately notify the other party telephonically, followed by a writing, of any order, request or directive of a court or other governmental authority to recall or withdraw the Products in any jurisdiction. Knoll shall be responsible, at its sole cost and expense, for the costs of any recall or withdrawal of the Products not caused by the negligence or willful misconduct of Kos.

9.       FORCE MAJEURE

         Neither party shall be held liable or responsible to the other party nor be deemed in default under this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including without limitation fire, floods, embargoes, war, acts of war ( whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority, unless due to a violation by the non-performing party hereto; provided, however, the party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Each party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above, provided that if no resolution is achieved that is reasonably acceptable to the party not relying on this provision within six months of delivery of the aforementioned written notice, such party may terminate this Agreement upon written notice to the other.

10.      ASSIGNMENT

         Neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, except (i) to an affiliate, or (ii) in connection with a merger, or consolidation with, or the sale to a third party of the businesses to which the Agreement relates.

11.      REPRESENTATIONS AND WARRANTIES

         a. Knoll represents and warrants that, as of the Effective Date of this Agreement:

                  (1) to the best of its knowledge, Kos' promotion or marketing of the Product(s) under this Agreement shall not infringe the patent, trade secret or other proprietary rights of any third party;

                  (2) it owns or is the licensee in good standing of the Product(s);

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

                  (3) it has received no notice of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology used in connection with the manufacture, use or sale of Product(s);

                  (4) it is not in default with respect to any license agreement necessary for it to comply with the Agreement;

                  (5) it is not aware of any patent, know-how, trade secret, or other right of any third party which could reasonably be expected to materially adversely affect its ability to carry out its responsibilities under this Agreement or the manufacture, use or sale of Product(s), or Kos right to exploit any right granted to it under this Agreement;

                  (6) it has the right and requisite authority, including without limitation, all governmental, shareholder, and other approvals, to enter into this Agreement;

                  (7) it is not aware of, and it has no reason to believe that it will experience, any material unusual or other circumstance out of the normal course of business that will adversely affect, with respect to the Products, the (i) freight, transit insurance and transportation cost, (ii) trade or cash discounts, quantity discounts, rebates, chargebacks, and other price reduction programs, (iii) sales returns and allowances, bad debts or rejections, (iv) sales, value-added and other direct taxes, (v) import and export duties or tariffs, or (vi) sample cost. Further, Knoll accounts and will continue to account for its provision for items (i) through (vi) above in accordance with U.S. generally accepted accounting principles, applied in a consistent manner from period to period; and

                  (8) there have not been in the years 1997, 1998, and up to May 1999 Provider Perspective prescriptions greater than **************** for either of the Products.

         b. Kos represents and warrants that, as of the Effective date of the Agreement

                  (1) it has the right and requisite authority, including without limitation, all governmental, shareholder, and other approvals, to enter into this Agreement;

                  (2) it is not a party to any agreement nor is it aware of any fact or any future event that shall prevent or limit in any way Kos' ability to perform its duties and obligations under the Agreement; and

                  (3) it neither has in development nor plans to develop any product which shall compete with the Products.

         c.       Kos further represents and covenants that:

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

                  (1) Kos shall be in compliance with all laws and regulations applicable to the subject matter of this Agreement, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Prescription Drug Marketing Act;

                  (2) the services to be performed by Kos hereunder will be performed only by individuals who are employees of Kos, and such services will involve the promotion of the Products in a manner consistent with their approved labeling and the materials approved by the Marketing Committee;

                  (3) Kos has a written statement of policies and procedures for adherence with federal and state statutes;

                  (4) each employee of Kos who will provide services hereunder has access to the aforementioned written statement and receives training with respect thereto including the importance of strict adherence; and

                  (5) it shall not represent to any third party that it has any proprietary or property right or interest in the Products, or in any patent relating thereto, or in any trademark used in connection therewith.

12.      INDEMNIFICATION/INSURANCE

         a. Knoll agrees to indemnify, defend, and hold Kos harmless from and against any third party claims arising out of (i) manufacturing or labeling of the Products, (ii) the use of the Products, (iii) any FDA or other governmental requirements, unless such claims arise from the negligence or willful act or omission of Kos, (iv) any negligent act or omission, or any willful wrongdoing by Knoll in the performance of the Agreement, (v) the breach of any representation or warranty of Knoll. Knoll further agrees to indemnify, defend and hold Kos harmless from and against any claim of patent, copyright, trademark, or trade secret infringement or misappropriation in connection with Kos' marketing or promotion of the Products under the terms of this Agreement, pursuant to the Marketing Plan, and in conformity with the direction of the Marketing Committee.

         b. Kos agrees to indemnify, defend, and hold Knoll harmless from and against third party claims arising out of (i) any negligent act or omission, or willful wrongdoing by Kos in the performance of the Agreement, (ii) the failure by Kos to comply with any FDA or other governmental requirement, (iii) the infringement or misappropriation by Kos of any patent, copyright, trademark, or trade secret, wherein such claim is based on Kos' marketing or promotion of the Products which is not pursuant to the terms of this Agreement, the Marketing Plan, or to the direction of the Marketing Committee, and (iv) the breach of any representation or warranty of Kos.

         c. The obligations to indemnify, defend, and hold harmless set forth in Paragraphs 12(a) and 12(b) shall be contingent upon the party seeking indemnification (the "Indemnitee"): (1) notifying the indemnifying party of a claim, demand or suit within five (5) business days of receipt of same; provided, however, that Indemnitee's failure or delay in providing such notice shall not relieve the indemnifying party of its indemnification obligation except to the extent the indemnifying party is prejudiced thereby; (2) allowing the indemnifying party and/or its insurers the right to assume direction and control of the defense of any such claim, demand or suit; (3) using its best efforts to co-operate with the indemnifying party and/or its insurers in the defense of such claim, demand or suit; and (4) agreeing not to settle or compromise any claim, demand or suit without prior written authorization of the indemnifying party.

         d. During the term of this Agreement, Kos shall obtain and maintain, at its sole expense, General Liability, including Advertising Injury Liability, Insurance with a minimum limit of liability of ******************* per occurrence naming Knoll as an additional named insured. Evidence of coverage, in the form of certificates of insurance, shall be provided at the inception of this Agreement and as reasonably requested thereafter. Such certificates shall provide for written notice to Knoll thirty (30) days prior to any material change, cancellation or non-renewal of the policy.

                  During the term of this Agreement, Knoll shall maintain insurance policies of the types and minimum insurance coverage indicated below. All such policies will be primary in the event of a loss arising out of performance under this Agreement and shall provide that where there is more than one insured, the policy will operate, except for the limits of liability, as if there were a separate policy covering each insured. Within 30 days of the date hereof, Knoll will furnish Kos certificates of insurance evidencing the minimum insurance coverage and limits specified below. Such certificates shall name Kos an additional insured, as it's interests may appear hereunder, and provide that at least 30 days written notice will endeavor to be given to Kos prior to cancellation, material modification or non-renewal of any of the terms of coverage of any policy.

                  Commercial General Liability               Combined Single
                  Insurance (including Contractual,          Limit of Liability-
                  Products, and Advertising                  ****************
                  Legal Liability)                           per occurrence

13.      CONFIDENTIALITY

         a. During the Term of the Agreement, each party may come into possession of certain proprietary information, relating to the subject matter of this Agreement, which is owned by the other Party ("Confidential Information"). The Parties agree that the receiving Party shall not disclose or use such Confidential Information, except as expressly provided in this Agreement and to exercise rights granted under this Agreement, without the prior written consent of the disclosing Party at any time during the Term of this Agreement and for a period of seven (7) years thereafter. A receiving party shall be permitted to disclose Confidential Information of the disclosing Party to its employees, agents, or contractors who need to know such information to perform the receiving Party's obligations hereunder.

         b. The following shall be exceptions to the mutual confidentiality obligations set forth in 9(f)(1) above:

                  (1) The obligation to maintain in confidence all Confidential Information shall survive the termination of the Agreement, but a receiving Party shall be permitted to disclose Confidential Information to the extent the receiving Party is required by law to do so, provided notice of such disclosure shall be given promptly to the disclosing Party and reasonable actions shall be taken to avoid and/or minimize the extent of such disclosure.

                  (2) Confidential Information shall not include any information: (a) which was known to the receiving party at or prior to the date of this Agreement or the previously executed Confidentiality Agreements dated December 8, 1997 and January 11, 1999; (b) which becomes lawfully known to the receiving Party without any obligation of confidentiality; or (c) which becomes known to the general public through no fault of the receiving Party.

         c. Subject to any law or regulation to the contrary, the terms of this Agreement shall be held in confidence for a period of seven (7) years following termination or expiration of this Agreement or any renewal thereof.

14.      MISCELLANEOUS

         a.       Non-Compete

                  During the Term of the Agreement and for one (1) year thereafter, Kos shall not promote, market or sell in the Territory any
                  ********************************************************during the Term of the Agreement, unless pursuant to a business arrangement with Knoll or with Knoll's prior written approval.

         b.       Solicitation of  Employees

                  During the Term of this Agreement, and for a period of one (1) year following termination, neither party shall solicit for employment nor hire any employee of the other without such party's agreement thereto.

         c.       Severability

                  Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions which in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         d.       Notices

                  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other addresses as the addressee shall have last furnished in writing to the addressor in accordance with this paragraph and shall be effective upon receipt by the addressee.

                      If to Knoll:         Knoll Pharmaceutical Company
                                           3000 Continental Drive North
                                           Mount Olive, NJ 07828
                                           Attention: President
                                           Facsimile: (973) 426-5718

                      with a copy to:      Knoll Pharmaceutical Company
                                           3000 Continental Drive North
                                           Mount Olive, NJ 07828
                                           Attention: Group Counsel
                                           Facsimile: (973) 426-3236

                      If to Kos:           Kos Pharmaceuticals, Inc.
                                           1001 Brickell Bay Drive, 25th Floor
                                           Miami, FL 33131
                                           Attention: President
                                           Facsimile: (305) 577-4596

                      with a copy to:      Holland & Knight LLP
                                           701 Brickell Avenue
                                           Suite 3000
                                           Miami, FL 33131
                                           Attn: Steven Sonberg
                                           Facsimile: (305) 789-7799

         e.       Applicable Law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         f.       Entire Agreement

                  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the parties. Each of the parties hereby acknowledges that this Agreement is the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting party.

         g.       Headings

                  The captions to the several Articles and Paragraphs hereof are not a part of this Agreement but are for convenience only.

         h.       Independent Contractors

                  It is expressly agreed that Kos and Knoll shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Kos nor Knoll shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         i.       Waivers

                  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         j.       Counterparts

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         k.       Publicity

                  All public announcements, notices or other communications to third parties regarding this agreement, its terms and conditions, or the Products shall require the prior written approval of both parties.

         Please indicate Kos' acceptance and agreement to the above by signing this letter in the space below.

                          Sincerely,

                          KNOLL PHARMACEUTICAL COMPANY

                          By: /s/ Carter H. Eckert
                              -------------------------
                              Carter H. Eckert
                              President

Agreed and accepted this
23 day of July, 1999.

KOS PHARMACEUTICALS, INC.

By: /s/ Daniel M. Bell
    -------------------------
    Daniel M. Bell
    President and Chief Executive Officer

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                 ATTACHMENT A TO AGREEMENT: COMMISSION SCHEDULE

THIS PAGE CONSISTS OF CONFIDENTIAL MATERIAL WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

   ATTACHMENT B TO CO-PROMOTION AGREEMENT: METHODOLOGY FOR DEFINING TARGETED
                                  PRESCRIBERS

THIS PAGE CONSISTS OF CONFIDENTIAL MATERIAL WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.